Exhibit 32.1

CERTIFICATION

I, Fred Hassan, Chairman of the Board, Chief Executive Officer and President of Schering-Plough Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Quarterly Report on Form 10-Q for the quarterly period ended June 30,

2003 (the "Periodic Report") which this statement accompanies fully complies        with the requirements of Section 13(a) of the Securities Exchange Act of        1934 (15 U.S.C. 78m); and

(2) information contained in the Periodic Report fairly presents, in all material        respects, the financial condition and results of operations of Schering-Plough        Corporation.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.

Dated: July 31, 2003
/s/ Fred Hassan
Fred Hassan
Chairman of the Board,
Chief Executive Officer
And President